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                                                                     EXHIBIT 15


                   INDEPENDENT ACCOUNTANTS' AWARENESS LETTER



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We are aware that Solo Serve Corporation has included our report dated September 16, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) by reference in the prospectus constituting part of its Registration Statements on Forms S-8 (No. 33-99666 and No. 33-99670) filed on November 21, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP

PRICE WATERHOUSE  LLP

San Antonio, Texas
September 16, 1997